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                                                                   Exhibit 14(f)

                              AMENDED AND RESTATED
                                 RULE 18F-3 PLAN
                              JANUS ADVISER SERIES

     This Amended and Restated Rule 18f-3 Plan ("Plan") is adopted by Janus Adviser Series ("JAD") with respect to Class A Shares, Class C Shares, Class I Shares, Class R Shares, Class S Shares, Service Shares, Institutional Shares, Premium Shares, Select Shares, and Primary Shares (each a "Class") of each existing and future Fund (each a "Fund") of JAD offering such Classes in accordance with the provisions of Rule 18f-3 under the Investment Company Act of 1940, as amended (the "Act").

     1. Features of the Classes. Each non-money market Fund may issue its shares of beneficial interest in five Classes: the "Class A Shares," "Class C Shares," "Class I Shares," "Class R Shares," and "Class S Shares." Janus Adviser Money Market Fund may issue its shares of beneficial interest in three classes: "Class A Shares," "Class C Shares" and "Class S Shares." Janus Institutional Money Market Fund, Janus Institutional Tax-Exempt Money Market Fund, Janus Institutional Government Money Market Fund (collectively, the MM Funds"), each may issue its shares of beneficial interest in five share classes: "Service Shares," "Institutional Shares," "Premium Shares," "Select Shares," and "Primary Shares." Janus Institutional Cash Management Fund ("ICM") may issue its shares of beneficial interest in Institutional Shares and Premium Shares only. Class A Shares are generally purchased with an initial sales charge as detailed in the Class A prospectus. However, those Class A Shares purchased without an initial sales charge and then redeemed within 12 months of purchase may be subject to a contingent deferred sales charge as set forth in the Class A prospectus. Class A Shares are subject to an annual distribution fee as disclosed in the Class A prospectus. Class C Shares are sold at net asset value. Class C Shares redeemed within 12 months of purchase will be subject to a contingent deferred sales charge as set forth in the Class C prospectus. Class C Shares are

                                                                   June 18, 2002
                                                         Amended: March 18, 2003
                                                              September 17, 2003
                                                                November 7, 2003
                                                                   July 14, 2004
                                                               November 28, 2005
                                                                 October 6, 2006

subject to an annual distribution and/or shareholder servicing fee as disclosed in the Class C prospectus. Class I, Class R, Class S, Service, Institutional, Premium, Select, and Primary Shares are sold at net asset value and are not subject to an initial sales charge or a contingent deferred sales charge but are subject to the minimum purchase requirements set forth in their respective prospectuses. Class R Shares and Class S Shares are subject to an annual distribution and/or administrative services fee as disclosed in their respective prospectuses. Service Shares, Institutional Shares, Premium Shares, Select Shares and Primary Shares are subject to an administration fee as disclosed in their respective prospectuses. Class Expenses, as defined in Section 2 below relating to each Class of each Fund, are borne solely by the Class to which they relate and within each Class are borne by each share pro rata on the basis of its net asset value. Each Class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its service or distribution arrangement and each Class shall have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class. In addition, Class A, Class C, Class I, Class R, Class S, Service, Institutional, Premium, Select and Primary Shares shall have the features described in Sections 2 through 5 below.

     2. Class Expenses. Expenses incurred by JAD that are chargeable to a specific Class ("Class Expenses") include expenses (not including advisory or custodial fees or other expenses related to the management of a Fund's assets) that are incurred in a different amount by that Class or are in consideration of services provided to that Class of a different kind or to a different degree than are provided to another Class. Class Expenses may include: (i) the Distribution and

                                                                   June 18, 2002
                                                         Amended: March 18, 2003
                                                              September 17, 2003
                                                                November 7, 2003
                                                                   July 14, 2004
                                                               November 28, 2005
                                                                 October 6, 2006

Servicing Fees described in Section 3; (ii) expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxy statements to current shareholders of a specific Class; (iii) Blue Sky fees incurred with respect to a specific Class; (iv) administrative, subaccounting and transfer agency expenses in connection with the shareholders investing in a specific Class, including the administrative services fees described in Section 3 and fees charged by financial intermediaries in connection with processing transactions through the National Securities Clearing Corporation ("NSCC") or similar processing channel; (v) litigation or other legal expenses relating to a specific Class; (vi) fees or expenses of the Trustees of JAD who are not interested persons of Janus Capital Management LLC ("Independent Trustees"), and of counsel and consultants to the Independent Trustees, incurred as a result of issues relating to a specific Class; (vii) auditing and consulting expenses relating to a specific Class; and (viii) additional expenses incurred with respect to a specific Class as identified and approved by the Trustees of JAD and the Independent Trustees.

     3. Administrative, Distribution and Servicing Fees.

          (a) Class A Shares. The Trust has adopted a Distribution and Shareholder Servicing Plan pursuant to Rule 12b-1 with respect to the Class A Shares of each Fund. Under the terms of the Distribution and Shareholder Servicing Plan, a distribution fee is paid out of the assets attributable to the Class A Shares of each Fund in an amount up to 0.25% on an annual basis of the average daily net assets of that Class.

          (b) Class C Shares. The Trust has adopted a Distribution and Shareholder Servicing Plan pursuant to Rule 12b-1 with respect to the Class C Shares of each Fund. Under


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

                                                                   June 18, 2002
                                                         Amended: March 18, 2003
                                                              September 17, 2003
                                                                November 7, 2003
                                                                   July 14, 2004
                                                               November 28, 2005
                                                                 October 6, 2006

the terms of the Distribution and Shareholder Servicing Plan, a distribution and shareholder servicing fee is paid out of the assets attributable to the Class C Shares of each Fund, in an amount of up to 1.00% on an annual basis of the average daily net assets of that Class, up to 0.75% of which is for distribution services and up to 0.25% of which is for shareholder account services.

          (c) Class I Shares. Class I Shares do not have a Distribution and Shareholder Servicing Plan pursuant to Rule 12b-1 and do not pay an administrative services fee.

          (d) Class R Shares. The Trust has adopted a Distribution and Shareholder Servicing Plan pursuant to Rule 12b-1 with respect to the Class R Shares of each Fund offering such Shares. Under the terms of the Distribution and Shareholder Servicing Plan, a distribution fee is paid out of the assets attributable to the Class R Shares of each Fund in an amount up to 0.50% on an annual basis of the average daily net assets of that Class. An administrative services fee is also paid out of the assets attributable to the Class R Shares of each Fund in an amount up to 0.25% on an annual basis of the average daily net assets of that Class.

          (e) Class S Shares. The Trust has adopted a Distribution and Shareholder Servicing Plan pursuant to Rule 12b-1 with respect to the Class S Shares of each Fund offering such Shares. Under the terms of the Distribution and Shareholder Servicing Plan, a distribution fee is paid out of the assets attributable to the Class S Shares of each Fund in an amount up to 0.25% on an annual basis of the average daily net assets of that Class. An administrative services fee is also paid out of the assets attributable to the Class S Shares of each Fund in an amount up to 0.25% on an annual basis of the average daily net assets of that Class.

                                                                   June 18, 2002
                                                         Amended: March 18, 2003
                                                              September 17, 2003
                                                                November 7, 2003
                                                                   July 14, 2004
                                                               November 28, 2005
                                                                 October 6, 2006

          (f) Service Shares. Service Shares do not have a Distribution and Shareholder Servicing Plan pursuant to Rule 12b-1, but do have an administrative services fee which is paid out of the assets attributable to the Service Shares of each Fund in an amount up to 0.40% on an annual basis of the average daily net assets of that Class.

          (g) Institutional Shares. Institutional Shares do not have a Distribution and Shareholder Servicing Plan pursuant to Rule 12b-1, but do have an administrative services fee which is paid out of the assets attributable to the Institutional Shares of each Fund in an amount up to 0.15% on an annual basis of the average daily net assets of that Class.

          (h) Premium Shares. The Trust has adopted a Distribution and Shareholder Servicing Plan pursuant to Rule 12b-1 with respect to the Premium Shares of each MMF Fund and ICM. Under the terms of the Distribution and Shareholder Servicing Plan, a distribution and services fee is paid out of the assets attributable to the Premium Shares of each MMF Fund and ICM in an amount up to 0.18% on an annual basis of the average daily net assets of that Class. An administrative services fee is also paid out of the assets attributable to the Premium Shares of each MMF Fund and ICM in an amount up to 0.06% on an annual basis of the average daily net assets of that Class.

          (i) Select Shares. The Trust has adopted a Distribution and Shareholder Servicing Plan pursuant to Rule 12b-1 with respect to the Select Shares of each MM Fund. Under the terms of the Distribution and Shareholder Servicing Plan, a distribution and services fee is paid out of the assets attributable to the Select Shares of each MM Fund in an amount up to 0.35% on an annual basis of the average daily net assets of that Class. An administrative


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

                                                                   June 18, 2002
                                                         Amended: March 18, 2003
                                                              September 17, 2003
                                                                November 7, 2003
                                                                   July 14, 2004
                                                               November 28, 2005
                                                                 October 6, 2006

services fee is also paid out of the assets attributable to the Select Shares of each MMF Fund in an amount up to 0.06% on an annual basis of the average daily net assets of that Class.

          (j) Primary Shares. The Trust has adopted a Distribution and Shareholder Servicing Plan pursuant to Rule 12b-1 with respect to the Primary Shares of each MM Fund. Under the terms of the Distribution and Shareholder Servicing Plan, a distribution and services fee is paid out of the assets attributable to the Primary Shares of each MM Fund in an amount up to 0.50% on an annual basis of the average daily net assets of that Class. An administrative services fee is also paid out of the assets attributable to the Primary Shares of each MMF Fund in an amount up to 0.06% on an annual basis of the average daily net assets of that Class.

     4. Redemption Fee. For the Class I Shares, Class R Shares, and Class S Shares of certain Funds, a redemption fee may be imposed on shares held for three months or less in the amount set forth in the prospectus. Such fee will be assessed on the Class I Shares,' Class R Shares,' or Class S Shares' redemption value and paid to the respective Fund. This redemption fee is designed to mitigate market timing activity and compensate the Fund for expenses directly related to redemptions associated with market timing activity. For shares purchased on different days, the shares held the longest will be redeemed first for purposes of determining whether the redemption fee applies.

     5. Differences in Class Expenses. The differences in the Class Expenses payable by each Class pursuant to this Plan are due to the differing levels of services provided or procured by JAD to investors eligible to purchase shares of each Class and to the differing levels of expenses expected to be incurred with respect to each Class.


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

                                                                   June 18, 2002
                                                         Amended: March 18, 2003
                                                              September 17, 2003
                                                                November 7, 2003
                                                                   July 14, 2004
                                                               November 28, 2005
                                                                 October 6, 2006

     6. Exchange Privilege. The exchange privilege offered by each Fund provides that shares of a Class may be exchanged only for shares of the same Class of another Fund of the Trust or of other Janus funds that offer shares with similar Class and fee structures.

     7. Effective Date. This Plan was adopted as of June 18, 2002, and amended on March 18, 2003, September 17, 2003, November 7, 2003, July 14, 2004, November 28, 2005, and October 6, 2006 pursuant to determinations made by the Trustees of JAD, including a majority of the Independent Trustees, that the multiple class structure and the allocation of expenses as set forth in the Plan are in the best interests of each of the Class A, Class C, Class I, Class R, Class S, Service, Institutional, Premium, Select and Primary Shares individually and each Fund and JAD as a whole. This Plan will continue in effect until terminated in accordance with Section 10.

     8. Independent Trustees. While the Plan is in effect, 75% of the Trustees of JAD shall be Independent Trustees, and such Trustees shall select and nominate any other Independent Trustees. Any person who acts as legal counsel for the Independent Trustees shall be an "independent legal counsel" as defined in the Act and the rules thereunder.

     9. Amendment. Material amendments to the Plan may be made with respect to a Class at any time with the approval of the Trustees of JAD, including a majority of the Independent Trustees, upon finding that the Plan as proposed to be amended, including the allocation of expenses, is in the best interests of each Class individually and each Fund and JAD as a whole.


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

                                                                   June 18, 2002
                                                         Amended: March 18, 2003
                                                              September 17, 2003
                                                                November 7, 2003
                                                                   July 14, 2004
                                                               November 28, 2005
                                                                 October 6, 2006

     10. Termination. This Plan may be terminated by the Trustees without penalty at any time.


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